Exhibit 10.25

Amendment to Incentive Stock Option Agreement (Employees)

Issued under Amended and Restated Stock Incentive Plan

This Amendment to Nonqualified Stock Option Agreement (Employees) (“Amendment”) issued under the Amended and Restated Stock Incentive Plan (the “Plan”) of Entasis Therapeutics Holdings Inc. (the “Company”) is made effective as of November 10, 2021 (“Effective Date”) and modifies the outstanding Incentive Stock Options Agreement(s) (Senior Management) (“Option Agreements”) existing as of the Effective Date between the Company and Optionee. Capitalized terms not explicitly defined in this Amendment or the Option Agreement(s), shall have the meanings set forth in the Plan.

Except as expressly modified by this Amendment, all of the terms of the Option Agreement(s) and the Plan shall remain in full force and effect.

The following provision is added as paragraph 14 to the Option Agreement(s):

14.Acceleration upon a Change in Control Termination. If after a Change in Control, some or all of Optionee’s Options remain outstanding (for example, because they were substituted or assumed by the surviving or acquiring corporation), the portion of any Option that is unvested shall fully vest and become immediately exercisable in the event of a Change in Control Termination (as defined below). This right to accelerated vesting shall in no way (i) limit the Board’s discretion to take the actions set forth in Section 10 of the Plan in the event of a Transaction, (ii) alter other terms of the Option Agreement(s), including extending the maximum term of the Award, or (iii) apply to any awards granted after the Effective Date, unless such future awards provide for such accelerated vesting.

As used herein, "Change in Control Termination” means termination of Optionee’s service to the Company (or any surviving or acquiring corporation or entity) without Cause or Optionee’s resignation for Good Reason (as defined below), in each case, only if such termination of service occurs during the period beginning on the date of the Change in Control and ending on the twelve-month anniversary of the Change in Control.

As used herein, “Good Reason” means any of the following actions taken by the Company (or any surviving or acquiring corporation or entity) without Optionee’s consent: (i) any material diminution of Optionee’s authority, duties or responsibilities; (ii) a material (greater than ten percent (10%)) reduction by the Company (or any surviving or acquiring corporation or entity) of Optionee’s Base Salary except in the case of across-the-board salary reductions similarly affecting all or substantially all similarly-situated employees of the Company or any surviving or acquiring corporation or entity; (iii) a relocation of Optionee’s place of employment to a location in excess of fifty (50) miles from the Company’s last known principal place of employment; provided, however, with respect to each clause (i) through (iii), above, it will only be deemed Good Reason if (1) prior to Optionee’s resignation, the Company (or any surviving or acquiring corporation or entity) has not previously notified the Optionee of its intention to terminate his/her employment; (2) the Company (or any surviving or acquiring corporation or entity) is given written notice from Optionee within ninety (90) days following the first occurrence of a condition that Optionee considers to constitute Good Reason (with such notice including a description of the condition); (3) the Company (or any surviving or acquiring corporation or entity) fails to remedy such condition within thirty (30) days following such written notice, and (4) Optionee resigns from employment effective not later than fourteen (14) days after the end of the cure period. Notwithstanding the foregoing, any actions taken to accommodate a disability of Optionee or pursuant to the Family and Medical Leave Act or an applicable state leave law will not be a Good Reason for purposes of this Agreement.

This Amendment shall be deemed part of the Option Agreement(s) as of the Effective Date.